Exhibit 99.1

Explanation of Responses:

(2) On December 31, 2014, the reporting person was granted 363,095 RSUs. The RSUs will vest and be settled as follows:

(i)	125,000 RSUs vested in three equal annual installments beginning December 31, 2015 and ending December 31, 2017, and (x) 41,667 of the shares subject to such RSUs will be distributed to the reporting person in settlement of the vested portion of the RSUs upon the earlier to occur of the 30-day period following December 31, 2022 and the 60th day following the reporting person's termination of employment for any reason, (y) 41,667 of the shares subject to such RSUs will be distributed to the reporting person in settlement of the vested portion of the RSUs upon the earlier to occur of the 30-day period following December 31, 2023 and the 60th day following the reporting person's termination of employment for any reason; and (z) 41,666 of the shares subject to such RSUs will be distributed to the reporting person in settlement of the vested portion of the RSUs upon the earlier to occur of the 30-day period following December 31, 2019 and the 60th day following the reporting person's termination of employment for any reason; and

(ii)	238,095 RSUs vested in three equal annual installments beginning December 31, 2015 and ending December 31, 2017, and the shares subject to such RSUs will be distributed to the reporting person in settlement of the vested portion of the 238,095 RSUs within 30 days following the scheduled vesting date or on the 60th day following the accelerated vesting date, as applicable, subject in each case to the terms of the reporting person's employment agreement. The settlement of the RSUs that vested on December 31, 2017 in accordance with this clause (ii) occurred on January 29, 2018.

(3) On January 28, 2016, the reporting person was granted 541,074 RSUs. The RSUs will vest and be settled as follows:

(i)	62,091 RSUs were fully vested as of the grant date and will be distributed to the reporting person in three equal installments on each of the first three anniversaries of the grant date. The settlement of the second 1/3 of these RSUs occurred on January 29, 2018.

(ii)	118,267 RSUs shall vest and be settled as follows:

(a) 39,422 RSUs were vested as of the grant date and the shares subject to such RSUs will be distributed to the reporting person in three substantially equal installments on each of the first three anniversaries of the grant date. The settlement of the second 1/3 of these RSUs occurred on January 29, 2018.

(b) 78,845 RSUs vested in two tranches of 39,422 and 39,423 shares, respectively, on each of March 31, 2016 and March 31, 2017, and the shares subject to such RSUs were distributed to the reporting person within thirty (30) days following each applicable vesting date.

(iii)	90,179 RSUs shall vest and be settled as follows:

(a) 19,711 RSUs were vested as of the grant date and the shares subject to such RSUs will be distributed to the reporting person in three substantially equal installments on each of the first three anniversaries of the grant date. The settlement of the second 1/3 of these RSUs occurred on January 29, 2018.

(b) 19,711 RSUs vested on March 31, 2016 and 19,712 RSUs vested on March 31, 2017, and the shares subject to such RSUs were distributed to the reporting person within thirty (30) days following each applicable grant date.

(c) 10,348 RSUs were vested as of the grant date and the shares subject to such RSUs were distributed to the reporting person within thirty (30) days after March 31, 2017.

(d) 10,348 RSUs vested on March 31, 2016 and 10,349 RSUs vested on March 31, 2017, and the shares subject to such RSUs will be distributed to the reporting person on the earlier of (i) within thirty (30) days after the second anniversary of the applicable vesting date and (ii) on the sixtieth (60th) day after the reporting person’s termination of employment for any reason.

(iv)	90,179 RSUs shall vest and be settled as follows:

(a) 10,348 RSUs were vested as of the grant date and 10,348 RSUs vested on December 31, 2016, and 10,349 RSUs vested on December 31, 2017, and the shares subject to the RSUs that vested as of the grant date will be distributed within thirty (30) days after December 31, 2022, the shares subject to the RSUs that vested on December 31, 2016 will be distributed within thirty (30) days after December 31, 2023 and the shares subject to the RSUs that vested on December 31, 2017 will be distributed within thirty (30) days after December 31, 2019; provided, however, that the shares subject to such RSUs shall be distributed to the reporting person on the sixtieth (60th) day after the reporting person’s termination of employment for any reason, if earlier.

(b) 19,711 RSUs were vested as of the grant date, 19,711 RSUs vested on December 31, 2016, and 19,712 RSUs vested on December 31, 2017, and the shares subject to such RSUs that were vested as of the grant date were distributed to the reporting person within thirty (30) days after December 31, 2015 and the shares subject to the RSUs that vested on December 31, 2016 and 2017 were distributed to the reporting person within thirty (30) following each applicable vesting date. The settlement of the RSUs that vested on December 31, 2017 in accordance with this clause (b) occurred on January 29, 2018.

(v)	90,179 RSUs shall vest and be settled as follows:

(a) 10,348 RSUs vested on each of March 31, 2016 and 2017, and 10,349 RSUs shall vest on March 31, 2018, subject to the reporting person’s continued employment on the applicable vesting dates and the shares subject to the RSUs that vested on March 31, 2016 will be distributed to the reporting person within thirty (30) days after March 31, 2023, and the shares subject to the RSUs that vested on March 31, 2017 and will vest on March 31, 2018 will be distributed to the reporting person within thirty (30) days after the second anniversary of the applicable vesting date, provided, however, that in each case, such shares will be distributed on the sixtieth (60th) day after the reporting person’s termination of employment for any reason, if earlier.

(b) 19,711 RSUs vested on each of March 31, 2016 and 2017, and 19,712 RSUs shall vest on March 31, 2018, subject to the reporting person’s continued employment on the applicable vesting dates and the shares subject to such RSUs will be distributed to the reporting person within thirty (30) days (or on the sixtieth (60th) day in connection with the acceleration of vesting upon a termination of employment) following each applicable vesting date.

(vi)	90,179 RSUs shall vest and be settled as follows:

(a) 10,348 RSUs vested on each of December 31, 2016 and 2017, and 10,349 RSUs shall vest on December 31, 2018, subject to the reporting person’s continued employment on the applicable vesting dates and the shares subject to such RSUs will be distributed to the reporting person within thirty (30) days after the fourth anniversary of the applicable vesting date, provided, however, that in each case, such shares will be distributed on the sixtieth (60th) day after the reporting person’s termination of employment for any reason, if earlier.

(b) 19,711 RSUs vested on each of December 31, 2016 and 2017, and 19,712 RSUs shall vest on December 31, 2018, subject to the reporting person’s continued employment on the applicable vesting dates and the shares subject to such RSUs will be distributed to the reporting person within thirty (30) days (or on the sixtieth (60th) day in connection with the acceleration of vesting upon a termination of employment) following the second anniversary of each applicable vesting date, provided, however, that in each case, such shares will be distributed on the sixtieth (60th) day after the reporting person’s termination of employment for any reason, if earlier.